FOR IMMEDIATE RELEASE
Contact:
Richard Baron                                          Brett Maas or Matt Hayden
eResearchTechnology, Inc.                              Hayden Communications
215-282-5566                                           646-536-7331

                eResearchTechnology Reports Third Quarter Results

         Reports Revenue of $22.2 Million and Bookings of $25.3 Million

PHILADELPHIA, PA November 8, 2006 /PRNewswire-SecondCall/ -- eResearchTechnology, Inc. (Nasdaq: ERES - NEWS; "eRT" or the "Company"), a leading provider of technology and services to the pharmaceutical, biotechnology and medical device industries, today announced financial results for the third quarter and nine-month periods ended September 30, 2006.

The Company reported revenues of $22.2 million for the third quarter, which is a
6.2 percent increase compared to $20.9 million in revenue reported for the third quarter of 2005. Bookings for the third quarter of 2006 were $25.3 million compared to bookings of $32.0 million from the prior year's third quarter.

eRT recorded net income for the third quarter of 2006 of $2.5 million, or $0.05 per diluted share based on 51.4 million shares, versus net income of $4.0 million, or $0.08 per diluted share based on 53.0 million shares, for the third quarter of 2005. The decrease in shares for 2006 utilized in these computations was directly related to the effect of the repurchases under the Company's share buyback program in the fourth quarter of 2005 and the first quarter of 2006. The results for the 2006 third quarter include stock option compensation expenses, severance and other costs associated with transitioning from the prior Chief Executive and Chief Financial Officers to the current team and certain other professional fees. There were no comparable costs for the same period in 2005. The total of all such costs was $1.4 million or $0.02 per diluted share.

"The quarter's results were in line with expectations. Historically, the third quarter is our weakest quarter for new bookings as a result of customer summer vacations in our key markets," commented Michael McKelvey, the Company's Chief Executive Officer. "Combined with the second quarter's bookings of $35.1 million we have averaged in excess of $30 million in bookings for each of the past four quarters. We are encouraged by the pace of new bookings and continue with the goal of targeting new growth opportunities both internationally and domestically."

"We have made and will continue to make further enhancements to the organization to bring the Company to a new level. One of these changes is in our sales organization, a move which we believe, will yield positive future results," Dr. McKelvey continued. "To better focus on our strategy of increasing international sales, we have appointed John Blakeley as the Head of Sales for International, and George Tiger as the Head of Sales for the Americas. Both are veteran sales executives with strong relationships in our target markets."

For the nine months ended September 30, 2006, the company reported revenues of $66.4 million, compared to revenues of $61.4 million for the nine months ended September 30, 2005 - an increase of 8.2 percent. eRT reported net income of $6.1 million or $0.12 per diluted share for the nine months ended September 30, 2006, compared to net income of $10.1 million, or $0.19 per diluted share for the prior year nine months. Adjusting for expenses associated with management changes, the settlement of a contract dispute and stock option expense (the Company adopted SFAS No. 123R in 2006) the Company's net income would have been $3.5 and $9.5 million and the earnings per share would have been $0.07 and $0.19, respectively, for the three and nine months ended September 30, 2006. As part of its overview of the financial systems, the company will start to calculate and report backlog. The backlog as of September 30, 2006 is approximately $92 million.

eRT ended the quarter with $53.3 million in cash, cash equivalents and investments, an increase of $3.5 million from $49.8 million at June 30, 2006. The increase in cash was predominately due to net cash from operations excluding non-cash share-based compensation. During the third quarter of 2006, eRT did not purchase any shares of its common stock.

During the fourth quarter of 2006 eRT management anticipates the company will record revenues of between $18.0 million and $20.5 million and net income of $0.02 to $0.04 per diluted share. The guidance estimates for the fourth quarter of the year includes consideration of the anticipated impact of severance arrangements of the prior CFO and include the anticipated impact of expensing stock options under SFAS No. 123R; the impact of these items is anticipated to be approximately $0.01 per diluted share for the fourth quarter of 2006

For the full year 2006, management expects revenue and earnings per diluted share to be reduced from the previously provided guidance to revenue of approximately $83.9 million to $86.9 million and earnings per diluted share of approximately $0.14 to $0.16. The guidance estimate for the year includes consideration of the anticipated impact of expenses associated with management changes, the settlement of a contract dispute and stock option expense under SFAS No. 123R. The impact of these items, for the year ending December 31, 2006, is anticipated to be approximately $0.08 per diluted share.

"We are disappointed with our Q4 2006 estimates; however we believe that 2007 should see renewed growth. We are encouraged by the overall strength of the bookings growth achieved during the past four quarters, and eRT's leadership position in an expanding market segment. Our backlog is approximately 25 percent higher than it was at the end of the third Quarter 2005. This, combined with our anticipated level of bookings into 2007 and our conversion rate of bookings to revenue in 2006, leads us to believe our overall revenue growth should exceed

20 percent. Net income and earnings per share will grow at a faster rate due to the benefit from improved operating leverage against a higher revenue base," concluded Dr. McKelvey.

Dr. McKelvey and Mr. Richard Baron, the Company's Chief Financial Officer, will conduct a conference call to discuss these results. The conference call will take place at 5 p.m. EDT on November 8, 2006. Interested participants should call 800-289-0494 when calling within the United States or 913-981-5520 when calling internationally. There will be a playback available until November 22, 2006. To listen to the playback, please call 888-203-1112 when calling within the United States or 719-457-0820 when calling internationally. Please use pass code 7528403 for the replay.

This call is being webcast by ViaVid Broadcasting and can be accessed at eRT's web site at http://www.eRT.com. The webcast may also be accessed at ViaVid's website at http://viavid.net/dce.aspx?sid=000036D4. The Webcast can be accessed until December 8, 2006 on either site.

Based in Philadelphia, PA, eResearchTechnology, Inc. (http://www.eRT.com) is a provider of technology and services to the pharmaceutical, biotechnology and medical device industries on a global basis. The company is a market leader in providing centralized core-diagnostic electrocardiographic (ECG) technology and services to evaluate cardiac safety in clinical development. The company is also a leader in providing technology and services to streamline the clinical trials process by enabling its customers to automate the collection, analysis, and distribution of clinical data in all phases of clinical development.

Statements included in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements, including, but not limited to, 2006 and 2007 financial guidance, involve a number of risks and uncertainties such as the company's ability to obtain new contracts and accurately estimate net revenues due to uncertain regulatory guidance, variability in size, scope and duration of projects, and internal issues at the sponsoring clients, competitive factors, technological development and market demand. As a result, actual results may differ materially from any financial outlooks stated herein. Further information on potential factors that could affect the company's financial results can be found in the company's Reports on Form 10-K and 10-Q filed with the Securities and Exchange Commission. The company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise.

                   eResearchTechnology, Inc. and Subsidiaries
                      Consolidated Statements of Operations
                    (in thousands, except per share amounts)
                                   (unaudited)

                                           Three Months          Nine Months
                                       Ended September 30,   Ended September 30,
                                       -------------------   -------------------
                                          2005      2006        2005      2006
                                       --------   --------   --------   --------
Net revenues:
   Licenses                             $ 1,009   $   602     $ 4,418   $ 2,336
   Services                              15,037    14,493      42,184    42,040
   Site support                           4,880     7,131      14,815    22,067
                                        -------   -------     -------   -------
Total net revenues                       20,926    22,226      61,417    66,443
                                        -------   -------     -------   -------
Costs of revenues:
   Cost of licenses                          82        75         319       228
   Cost of services                       6,108     6,674      18,174    19,130
   Cost of site support                   3,455     4,548       9,786    14,492
                                        -------   -------     -------   -------
Total costs of revenues                   9,645    11,297      28,279    33,850
                                        -------   -------     -------   -------
Gross margin                             11,281    10,929      33,138    32,593
                                        -------   -------     -------   -------
Operating expenses:
   Selling and marketing                  2,208     2,471       6,653     8,687
   General and administrative             2,685     3,945       8,220    11,758
   Research and development               1,081       980       2,975     3,328
                                        -------   -------     -------   -------
Total operating expenses                  5,974     7,396      17,848    23,773
                                        -------   -------     -------   -------
Operating income                          5,307     3,533      15,290     8,820
Other income, net                           321       339         486     1,067
                                        -------   -------     -------   -------
Income before income taxes                5,628     3,872      15,776     9,887
Income tax provision                      1,601     1,407       5,711     3,821
                                        -------   -------     -------   -------
Net income                              $ 4,027   $ 2,465     $10,065   $ 6,066
                                        =======   =======     =======   =======
Basic net income per share              $  0.08   $  0.05     $  0.20   $  0.12
                                        =======   =======     =======   =======
Diluted net income per share            $  0.08   $  0.05     $  0.19   $  0.12
                                        =======   =======     =======   =======
Shares used to calculate basic net
   income per share                      50,158    49,540      50,305    49,302
                                        =======   =======     =======   =======
Shares used to calculate diluted net
   income per share                      52,979    51,376      53,145    51,525
                                        =======   =======     =======   =======
                   eResearchTechnology, Inc. and Subsidiaries
                           Consolidated Balance Sheets
               (in thousands, except share and per share amounts)

                                                                  December 31, 2005   September 30, 2006
                                                                  -----------------   ------------------
                                                                                          (unaudited)
ASSETS
Current assets:
   Cash and cash equivalents                                           $ 18,432            $ 13,265
   Short-term investments                                                33,569              38,805
   Accounts receivable, net                                              15,178              15,265
   Prepaid income taxes                                                      27               2,524
   Prepaid expenses and other                                             2,501               3,282
   Deferred income taxes                                                    841                 843
                                                                       --------            --------
      Total current assets                                               70,548              73,984

Property and equipment, net                                              28,670              29,724
Goodwill                                                                  1,212               1,212
Long-term investments                                                     3,008               1,248
Deferred income taxes                                                       335                  --
Other assets                                                                993                 748
                                                                       --------            --------
                                                                       $104,766            $106,916
                                                                       ========            ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                                    $  2,332            $  4,330
   Accrued expenses                                                       5,155               4,044
   Income taxes payable                                                   1,041                 746
   Current portion of capital lease obligations                             153                  79
   Deferred revenues                                                     16,072               7,415
                                                                       --------            --------
      Total current liabilities                                          24,753              16,614
                                                                       --------            --------
Capital lease obligations, excluding current portion                         40                  --
                                                                       --------            --------
Stockholders' equity:
   Preferred stock-$10.00 par value, 500,000 shares authorized,
      none issued and outstanding                                            --                  --
   Common stock-$.01 par value, 175,000,000 shares authorized,
      56,871,010 and 58,129,449 shares issued, respectively                 569                 581
   Additional paid-in capital                                            73,290              82,842
   Accumulated other comprehensive income                                   586               1,088
   Retained earnings                                                     61,915              67,981
   Treasury stock, 7,847,119 and 8,247,119 shares at cost,
      respectively                                                      (56,387)            (62,190)
                                                                       --------            --------
      Total stockholders' equity                                         79,973              90,302
                                                                       --------            --------
                                                                       $104,766            $106,916
                                                                       ========            ========

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                   eResearchTechnology, Inc. and Subsidiaries
                      Consolidated Statements of Cash Flows
                                 (in thousands)
                                   (unaudited)

                                                                     Nine Months Ended September 30,
                                                                           2005            2006
                                                                        --------         --------
Operating activities:
   Net income                                                           $ 10,065         $  6,066
   Adjustments to reconcile net income to net cash
      provided by operating activities:
         Depreciation and amortization                                     7,940            8,537
         Cost of sale of equipment                                           312            3,483
         Provision for uncollectible accounts                                 88               --
         Non-cash share-based compensation                                    --            2,319
         Stock option income tax benefits                                  1,587               --
         Investment impairment charge                                        284               --
         Changes in operating assets and liabilities:
            Accounts receivable                                            2,934               44
            Prepaid expenses and other                                    (2,149)            (452)
            Accounts payable                                                 691            1,966
            Accrued expenses                                                 257           (1,156)
            Income taxes                                                     195           (3,062)
            Deferred revenues                                                522           (8,744)
                                                                        --------         --------
               Net cash provided by operating activities                  22,726            9,001
                                                                        --------         --------
Investing activities:
   Purchases of property and equipment                                   (10,842)         (12,269)
   Purchases of investments                                              (29,077)         (24,516)
   Proceeds from sales of investments                                     18,035           21,040
                                                                        --------         --------
               Net cash used in investing activities                     (21,884)         (15,745)
                                                                        --------         --------
Financing activities:
   Repayment of capital lease obligations                                   (196)            (114)
   Proceeds from exercise of stock options                                 1,094            3,548
   Excess tax benefit related to stock options                                --            3,702
   Repurchase of common stock for treasury                                (9,421)          (5,803)
                                                                        --------         --------
               Net cash provided by (used in) financing activities        (8,523)           1,333
                                                                        --------         --------
Effect of exchange rate changes on cash                                     (287)             244
                                                                        --------         --------
Net decrease in cash and cash equivalents                                 (7,968)          (5,167)
Cash and cash equivalents, beginning of period                            45,806           18,432
                                                                        --------         --------
Cash and cash equivalents, end of period                                $ 37,838         $ 13,265
                                                                        ========         ========

                   eResearchTechnology, Inc. and Subsidiaries
                 Reconciliation of GAAP to Non-GAAP Information
         For the Three and Nine Months Ended September 30, 2005 and 2006
                                 (in thousands)
                                   (unaudited)

                                                Three Months          Nine Months
                                             Ended September 30    Ended September 30
                                            --------------------   ------------------
                                                2005      2006        2005      2006
                                              -------   -------     -------   -------
Gross margin:
GAAP gross margin                             $11,281   $10,929     $33,138   $32,593
Stock based employee compensation expense          --       189          --       609
                                              -------   -------     -------   -------
Non-GAAP income gross margin                  $11,281   $11,118     $33,138   $33,202
                                              =======   =======     =======   =======
Reconciliation of GAAP to Non-GAAP
operating income:
GAAP operating income                         $ 5,307   $ 3,533     $15,290   $ 8,820
                                              -------   -------     -------   -------
Stock based employee compensation expense          --       674          --     2,314
CEO and CFO transition                             --       714          --     1,914
Settlement of contract dispute                     --        --          --       646
                                              -------   -------     -------   -------
Subtotal of reconciling items                      --     1,388          --     4,874
                                              -------   -------     -------   -------
Non-GAAP operating income                     $ 5,307   $ 4,921     $15,290   $13,694
                                              =======   =======     =======   =======
Reconciliation of GAAP to Non-GAAP net
income and net income per diluted share:
GAAP net income                               $ 4,027   $ 2,465     $10,065   $ 6,066
                                              -------   -------     -------   -------
Stock based employee compensation expense          --       585          --     1,934
CEO and CEO transition                             --       440          --     1,158
Settlement of contract dispute                     --        --          --       391
                                              -------   -------     -------   -------
Subtotal of reconciling items                      --     1,025          --     3,483
                                              -------   -------     -------   -------
Non-GAAP net income                           $ 4,027   $ 3,490     $10,065   $ 9,549
                                              =======   =======     =======   =======
GAAP net income per diluted share             $  0.08   $  0.05     $  0.19   $  0.12
                                              =======   =======     =======   =======
Non-GAAP net income per diluted share         $  0.08   $  0.07     $  0.19   $  0.19
                                              -------   -------     -------   -------